EXHIBIT 10.8











                            CONTRACTUAL JOINT VENTURE


                             CONTRACT BETWEEN DEYANG


                                GUANGSHI NETWORK


                            DEVELOPMENT LTD. AND BIG


                             SKY NETWORK CANADA LTD.




















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                                    PREAMBLE

In accordance with the " Law of the People's Republic of China on Chinese Foreign Contractual Joint Ventures" and other relevant laws and regulations of the People's Republic of China, Sichuan Province and the City of Deyang and adhering to the principle of equality and mutual benefit, spirit of friendship and cooperation, Deyang Guangshi Network Development Ltd. and Big Sky Network Canada Ltd. agree to form a contractual joint venture company at Deyang, Sichuan Province, the People's Republic of China.


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                                    CHAPTER 1
                               GENERAL PROVISIONS

Article 1.1          Definitions

In this Contract, unless there is something in the subject-matter or context inconsistent therewith,

     1. "Approval Authority" means the Deyang Municipal Government and its functional departments.

     2.   "Approvals"  means all  approvals,  permits,  licenses,  certificates,
          authorizations,   sanctions,   consents,   permissions,   filings  and
          registrations required from or with any governmental authority.

     3. "Articles of Incorporation" means the "Articles of Incorporation of Deyang Guangshi Big Sky Ltd.

     4. "Board of Directors" means the Board of Directors of Deyang Guangshi Big Sky Ltd.

     5. "Business License" means the business license of Deyang Guangshi Big Sky Ltd. issued by the State Administration for Industry and Commerce.

     6.   "Company" means Deyang Guangshi Big Sky Ltd.

     7. "Contract" means this Contractual Joint Venture Contract between Deyang Guangshi Network Development Ltd. and Big Sky Network Canada Ltd.

     8. "Effective Date" means the date on which the approval document of this Contract is issued by the Approval Authority.

     9. "Parties" means Party A (Deyang Guangshi Network Development Ltd.) and Party B (Big Sky Network Canada Ltd.).

     10.  "RMB" means the currency of the People's Republic of China.

     11.  "Foreign   Currency"   means  the  currencies  of  foreign   countries
          (including   paper  money)  and  foreign  payment  orders   (including
          commercial instruments and bank deposit certificates, etc.).

     12. "Senior Officers" means the General Manager, the Deputy General Manager, the Chief Engineer and the Chief Accountant.


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                                    CHAPTER 2
                    PARTIES OF THE CONTRACTUAL JOINT VENTURE

Article 2.1          The Parties

Parties to this Contract are as follows:

Party A: Deyang Guangshi Network Development Ltd.

Place of Registration: Jinghu Hi-tec Development District, the City of Deyang, the Province of Sichuan, the People's Republic of China

Legal Address: #50, MinJang Road East, Jinghu Hi-tec Development District, the
               City of Deyang, the Province of
               Sichuan, the People's Republic of China

Legal Representative:
Name: Zhou, Jinan
Position: Chairman of the Board.
Nationality: Chinese
Telephone: 86-838-223-2538
Fax: 86-838-220-3326

Party B: Big Sky Network Canada Ltd. [Chinese Characters Appear Here]

Place of Registration: British Virgin Islands

Legal Address: 2080, 440 2nd Ave., SW, Calgary, Alberta, Canada

Legal Representative:
Name: Matthew Heysel
Position: Chairman
Nationality: Canadian
Telephone: 1-403-234-8885
Fax: 1-403-265-8808


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                                    CHAPTER 3
                           DECLERATIONS AND WARRANTIES

Article 3.1 Declarations and Warranties of Party A. Party A hereby declares and warranties as follows:

     1. Party A is a legal entity duly incorporated under the laws of the People's Republic of China.

     2. The execution and performance by Party A of this Contract and its appendices (i) are within its corporate power and business scope, (ii) have been duly authorized by necessary corporate resolutions, (iii) do not contravene its Articles of Incorporation and (iv) do not contravene any law or contractual restrictions binding on or affecting part A.

     3. Party A owns and controls the entire HFC network of Deyang (the "Network") and the right to use the facilities, equipment and frequencies (collectively, the "Facilities and Frequencies") of the Network for data transmission and Internet- related business.

     4. Party A understands and guarantees to act in good faith and shall not relinquish, transfer or permit the transfer of the ownership or control of, the Network or Party A's right to use the Facilities and Frequencies to any third party, and shall ensure that the Company shall be the Internet technology service provider for the Network during the term of this Contract. Party A shall not engage or permit any one to engage any third party for the aforementioned services without the prior written consent of the Company.

     5. Party A has all necessary qualifications to obtain all Approvals that Party A may require in order to act as an Internet service provider and to provide Internet connectivity services to its customers through the Network.

     6. Party A shall obtained all necessary Approvals for the execution and performance of this Contract.

     7. Party A ensures that all additional contracts or supplementary documents relating to this Contract to be performed as the Contract.

     8. Subject to the approval of this Contract and its appendices by the Approval Authority, this Contract creates legal, valid and binding obligations that are enforceable against Party A in accordance with this Contract and all applicable laws and regulations.


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Article 3.2          Declarations and Warranties of Party B. Party B hereby
declares and warranties  as of the date hereof as follows:

     1. Party B is a legal entity duly incorporated under the laws of British Virgin Island.

     2. The execution and performance by Party B of this Contract and its appendices (i) are within its corporate power and business scope, (ii) have been duly authorized by all necessary corporate resolution, (iii) do not contravene its Articles of Incorporation and (iv) do not contravene any law or contractual restriction binding on or affecting Party B.

     3.   The   investment   funds,   the   equipment,   the   manner   of   the
          investment (pound) the   timing  and  the  amount  of  contribution
          stipulated in the Contract shall be observed by Party B in order to ensure the progress of the project.

     4. Party A ensures that all additional contracts or supplementary documents, signed by the Parties, relating to this Contract or Project having the same legal status and effect as the Contract.

     5. Subject to the approval of this Contract and its appendices by the Approval Authority, this Contract creates legal, valid and binding obligations that are enforceable against Party B in accordance with this Contract and all applicable laws and regulations.


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                                    CHAPTER 4
                        ESTABLISHMENT OF THE CONTRACTUAL
                              JOINT VENTURE COMPANY

Article 4.1          Establishment of the Company
The Company shall be a contractual joint venture with limited liability formed under the "Law of the People's Republic of China on Chinese Foreign Contractual Joint Ventures" and other relevant laws and regulations of the People's Republic of China.

Article 4.2          The Legal Name and Address of the Company
Parties to this Contract are as follows:

Party A: Deyang Guangshi Network Development Ltd.

Place of Registration:   Jinghu Hi-Tec Development District, the City of Deyang,
                         the Province of Sichuan, the People's Republic of China

Legal Address:           #50, MinJang Road East, Jinghu Hi-tec Development Dis-
                         trict, the City of Deyang, the Province of Sichuan, the People's Republic of China

Legal Representative:
Name: Zhou, Jinan
Position: Chairman of the Board
Nationality: Chinese
Telephone: 86-838-223-2538
Fax: 86-838-220-3326

Article 4.3          Laws of the People's Republic of China
The Company shall be a contractual joint venture registered in Deyang, approved by the relevant Approval Authorities. As a legal entity, the Company shall comply with the laws and regulations of the People's Republic of China. All activities of the Company shall be governed and protected by the laws and the pertinent rules and regulations of the People's Republic of China.

Article 4.4          Limited Liability
The Company is a limited liability company. The investment funds, the cooperative conditions and the terms provided by both Parties of the Contract shall constitute part of the property of the Company. The Company's liabilities shall be settled by the properties of Company, except the ownership and the right of use of the Network. Both Parties of the Contract have reached consensus on the following: the terms and conditions of the cooperation and investment, profit distribution, business management and operation, and assets distribution on termination of the Contract.


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                                    CHAPTER 5
                 OBJECTIVE OF THE CONTRACT AND SCOPE OF BUSINESS

Article 5.1          Objective
The objective of the Company is to provide Internet technology services for data transmission and Internet related business in the Deyang area. This will be accomplished by economic cooperation and technical exchanges as well as through adopting advanced technology and scientific management expertise, in order to achieve reasonable economic results and ensure a maximum rate of return for both Parties.

Article 5.2          Scope of Business
The scope of business of the Company shall include the provision of Internet technology services including, without limitation, the purchase, processing, upgrading, development, installation, operation, maintenance and management of network platform for broadband data transmission, network based data transmission and value-added business; application software development; and technical, consulting, management and training services.

Article 5.3          Business Plan

The following sets out a description of the Company's business plan:

     1. Party A wishes to use the Network, Facilities and Frequencies to provide Internet connectivity services to customers in Deyang (collectively, "Network Customers"). However, the Network, Facilities and Frequencies cannot be used for such purpose until appropriate hardware and software is installed on the Network.

     2. Party A and Party B agree that the Company shall act as the exclusive Internet technology service provider for this purpose. Specifically, the Company shall select, purchase, own, process, upgrade, install, manage, operate and maintain all hardware and software that the Company considers necessary for the purpose of enabling Party A to provide internet connectivity services to its HFC Network Customers through the Network, Facilities and Frequencies.

     3. Upon receiving an Internet operating permit and other necessary Approvals, Party A shall contract with one or more of the government-approved Internet Network Provider(s) to interconnect the Network with the Internet. Party A shall be responsible for paying all the interconnection fees payable to such Internet Network Provider(s).


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  4.   In consideration for providing internet  connectivity services to Network
       Customers as an Internet Service Provider, Party A shall require Network Customers to pay to Party A, a monthly connection fee (the "Connection
       Fee").   Party  A  shall  use  such   Connection   Fees  to  offset   the
       interconnection fees that Party A shall be required to pay to Party A's Internet Network Provider(s).

  5. In consideration for providing Internet technology services that will enable Network Customers to obtain Internet connectivity from Party A through the Network, the Company shall require Network Customers to pay to the Company, an initial installation fee and a monthly maintenance fee (the "Installation and Maintenance Fee"). The Company shall use such Installation and Maintenance Fees to offset the Company's capital and operating costs and to earn an acceptable return on its investment. The Company shall distribute to Party A and Party B, all the net profits that the Company may derive from such activities in the manner set forth in
       Article 9.1 of this Contract.

  6. Immediately after the Company has been established, Party A and the Company shall develop specific plans for attracting and maintaining Network Customers on a cooperative basis, including: (i) the schedule for the selection, purchase, and installation of hardware and software on the Network and the other Internet technology services that the Company will provide; (ii) marketing plans; (ii) pricing policies; (iii) the form and content of the Connection Fee agreement that Party A will require Network Customers to sign for the purpose of obtaining Internet connectivity services from Party A as well as the separate Installation and
       Maintenance Fee agreement that the Company shall require Network Customers to sign for providing Internet technology services; (iv) collection of fees; and (v) other operational matters.


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                                    CHAPTER 6
                  TOTAL INVESTMENT, REGISTERED CAPITAL, CAPITAL
                CONTRIBUTIONS AND COOPERATIVE CONDITIONS FOR THE
                           CONTRACTUAL JOINT VENTUREE


Article 6.1          Total Investment

     1. The total investment of the Company shall be US$4,500,000 (four million five hundred thousand US Dollars).

     2. The unit of currency for the total investment, registered capital and other contributions shall be the U.S. dollar. The exchange rate for the two currencies shall be the average exchange rate announced by the State Administration of Foreign Exchange of China for U.S. dollars and RMB for the date on which the capital contributions are made.

     3. All capital contributions in cash shall be deposited into a bank account designated by the Company in Deyang or a foreign bank account designated by the Company, if approved by the State Administration of Foreign Exchange of China, pursuant to the relevant foreign exchange laws regulations.

     4. All capital contributions to the Company, whether in cash or in other form, shall be used exclusively for the Company.

Article 6.2          Registered Capital

     1. The registered capital of the Company shall be US$2,250,000 (two million and two hundred and fifty thousand US Dollars) that may be contributed in the form of cash, equipment or services. The equipment investment is US$1,250,000 (one million and two hundred and fifty thousand US Dollars) and the cash investment is US$1,000,000 (one million US Dollars). The differences between the total investment and the registered capital shall be raised by Party B abroad. 2. By a unanimous consent of the Parties and the Board of Directors, the total investment may be increased for the Company's new business development.

Article 6.3          Cooperative Conditions
The cooperative conditions of the Parties are as follows:

     1.   Party A shall:

          (1) Party A ensure that the Company shall be the exclusive provider of the Internet technology services in relation to the Network (the ownership of the Network belongs to Party A) and enable Party A to use the HFC Network, Facilities and Frequencies to provide Internet connectivity services to Party A's customers; and


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          (2)    obtain all  regulatory  Approvals,  licenses  and permits  that either the Company or Party A may require to perform this Contract. Without limiting the generality of the foregoing, Party A shall obtain an Internet operating permit from the Ministry of Information Industries and any other Approval that Party A may require in order to legally provide Internet connectivity services in the manner contemplated by this contract.

     2. Party B shall contribute to the Company in the form of cash, equipment or services to the Company with an aggregate value of US$4,500,000. The differences between the total investment and the registered capital shall be raised by Party B abroad.

     3.   Timing of Contributions

          The contributions stipulated in the Contract shall be carried out as follows:

          (1) Party A shall obtain all the Approvals contemplated by Article 6.3(1) above within fifteen (15) days after the issuance of the Business License. If all such Approvals are not obtained by Party A within fifteen (15) days after the issuance of the Business License due to the reasons of policy change or governmental delay, Party A shall not to be considered in breach of this Contract.

          (2) The initial registered capital contribution of US$1,000,000 shall be made by Party B within twenty (20) days after receiving each of the following documents in form and substance satisfactory to Party B: (i) true copies of all the Approvals contemplated by
               Article 6.3(1) above; and (ii) a legal opinion issued by a qualified Chinese law firm selected by Party B confirming relevant legal matters, such as: (a) all such Approvals have been validly issued and are in good standing; (b) Party A owns and controls the Network and has the right to use the Facilities and Frequencies for data transmission and Internet related business; and (c) this Contract is legal, valid and enforceable against Party A. If Party B does not receive all such documents in form and substance satisfactory to Party prior to such date, Party B shall not be obliged to contribute any capital to the Company and Party B shall not be considered in breach of the Contract.

          (3) The remaining registered capital and other contributions to the Company shall be made in accordance with the Company's project schedule (as the Board of Directors may establish) and the relevant legal requirements of the People's Republic of China.


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 . Modification of Cooperative Conditions

During the term of this Contract, the Parties shall not modify the cooperative conditions upon which the Parties have mutually agreed.

Article 6.4          Verification of Contributions

A reputable international accounting firm registered in China shall be engaged by the Company to verify the contributions of Party B and issue a Certificate of Verification. Upon receipt of a satisfactory Certificate of Verification, the Company shall issue a new Certificate of Capital Contribution to each Party. The Certificate of Capital Contribution shall include the following items: the name of the Company, the date of establishment, the names of the Parties and Party B's contributions, the date on which the capital contributions were made, and the date of issuance of the Certificate of Capital Contribution. The Certificate of Capital Contribution shall be the final evidence of Party B's capital contribution to the Company. The Certificate of Capital Contribution shall be effective when signed by the Chairman and Vice Chairman of the Board and the seal of the Company is affixed thereon.

Article 6.5          Assignment of Interest, Rights and Obligations

     1. If a Party (the Transferring Party) to the Contract intends to sell, assign, transfer, wholly or in part, its interest, rights and obligations to a third party, a prior written consent must be obtained from the other Party (the Non-Transferring Party). The modified Contract can only be effective after the modifications have been registered with the State Administration for Industry and Commerce within thirty (30) days after approved by the relevant Approval Authorities.

     2. If the Transferring Party desires to sell, assign or transfer, wholly or in part, its interest, rights and obligations to a third party other than a subsidiary of the Transferring Party, the Transferring Party shall secure a binding written offer (the "Third Party Offer") from such third party. The Non-Transferring Party shall have the right (the "First Right of Refusal") exercisable within fifteen (15) days after receiving a copy of the Third Party Offer to purchase the Transferring Party's interest, rights and obligations in the Company on the same terms and conditions as set out in the Third Party Offer. The Non-Transferring Party shall notify the Transferring Party in writing prior to exercise its First Right of Refusal.


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     3.   If the  Non-Transferring  Party  exercises  its First Right of Refusal within fifteen (15) days after receiving a copy of the Third Party Offer to purchase the Transferring Party's interest, rights and obligations in the Company, the Transferring Party's respective
          interest,   rights  and  obligations   shall  be  transferred  to  the
          Non-Transferring Party on the same terms and conditions set out in the Third Party Offer.

     4. If the Non-Transferring Party fails to exercise its First Right of Refusal within fifteen (15) days after receiving the notification of the Third Party Offer, the Transferring Party may, provided that the Transferring Party has obtained the prior written consent from the Non-Transferring Party (such consent shall not be withheld unreasonably), sell, assign or transfer, wholly or in part, its respective interest, rights and obligations in the Company to the Third Party pursuant to Article 6.5(1) of this Contract.

     5. Notwithstanding the foregoing, but subject to any required approvals from the Approval Authority, a Party, after notifying the other Party, may sell, assign or transfer, wholly or in part, its respective interest, rights and obligations in the Company to its Subsidiary. The Parties agree that such assignment shall not require prior consent of the other Party and shall not attach any conditions to such assignment. The Parties also agree that the First Right of Refusal, shall not be applied to such assignment.

     6. Any sale, assignment or transfer of a Party's interest, rights and obligations in the Company, wholly or in part, under this Article shall not be effective until all necessary Approvals have been obtained. Upon receipt of such Approvals, the Parties shall cause the Company to cancel or amend the Certificate of Capital Contribution referred to in Article 6.4.


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                                    CHAPTER 7
         RESPONSIBILITIES OF EACH PARTY OF THE CONTRACTUAL JOINT VENTURE

Article 7.1          Costs

The Parties shall be responsible for performing their respective obligations contained in this Contract in a timely and effective fashion. The Parties agree that the cost incurred in performing the following obligations shall be paid by the Company, except to the extent that any such cost is specifically designated as part of a Party's contribution to the registered capital of the Company or a cooperative condition of a Party, as described in Article 6.3.

Article 7.2          Obligations of Party A:

     1.   To handle  applications for project approval,  business  registration, business license and other matters from relevant governmental authorities with respect to the establishment of the Company and the business operations contemplated in this Contract. The company shall be responsible for the cost incurened.

     2. To assist the Company in matters involving governmental departments or agencies of the People's Republic of China.

     3. To assist the Company in obtaining satisfactory access to the Network for the Company.

     4. To assist the Company in applying for and obtaining of all necessary approvals, permits, certificates and licenses required for conducting Company's business;

     5. To assist the Company in applying for and obtaining of the maximum benefit, under the tax policies and regulations of the People's Republic of China, of all permitted reductions in, or exemptions from, the income tax, withholding tax, import duties, value added tax, business and consumption tax, local tax, real estate tax, vehicle tax or any other tax reductions, rebates or exemptions to which the Company is currently entitled or may become entitled in the future;

     6. To assist Party B in obtaining all necessary licenses and foreign exchange approvals, from the appropriate authorities of the People's Republic of China, to permit Party B to transfer out of China of all its profits, dividends, returning of invested capital, proceeds of liquidation, after paying all applicable taxes of the People's Republic of China;

     7.   To assist the Company to rent work site and office space;


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     8.   To  assist  the  Company  in   purchasing  or  leasing  any  necessary
          equipment, material, office supplies, tools of transportation and Tele communication facilities, etc;

     9. To assist the Company in getting the utilities for business operation, such as water, electricity, transportation, etc.

     10.  To  assist  the  Company  in  recruiting   management   and  technical
          personnel, workers and other personnel required from the Chinese labour market.

     11. To assist expatriate and foreign personnel in applying for Temporary Residential Card, entrance visa, work permit, travel documents and other documents required.

     12. To give convenience to Party B in implementing and supervising its investment.

     13. To Provide Party B, within fifteen (15) days after signing of this Contract, with written evidence that Party A is able to provide Party A's cooperative conditions as stipulated under Article 6.3 (1) of this Contract to ensure that this Contract can be carried out by Party A.

     14.  To assist the Company, with the best effort, to promote its business.

     15.  To assist with other matters that entrusted by the Company.

Article 7.3          Obligations of Party B:

     1. To assist Party A to handle applications for project approval, business registration, business license and other matters from relevant Approval Authorities in Deyang with respect to the establishment of the Company

     2. To assist the Company: (i) to develop financial planning and reporting systems, and (ii) to apply advanced scientific management systems;

     3. To assist the Company in matters involving governmental departments or agencies of the People's Republic of China.

     4. As entrusted by the Company: (i) to select advanced technology, equipment parts, software and other related materials, that are unavailable in the People's Republic of China, from the international market; (ii) on behalf of the Company, to select and purchase appropriate equipment necessary for the project at a comparable price, quality and specifications; (iii) to ship the equipment to Deyang or such other destinations in the People's Republic of China where the Company is engaged in business; and (iv) the cost incurred in performing the aforementioned duties shall be paid by the Company.


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     5.   To train the  technical  personnel and employees of the Company at the
          Company's cost.

     6.   To assist the Company, with the best effort, to promote its business.

     7. Party B shall provide Party A with a Credit Certificate from an investment bank within fifteen (15) days after signing this Contract to show commitment to this Contract.

     8.   To assist with other matters that entrusted by the Company.

Article 7.4 Responsibilities of Both Parties The Parties shall be mutually responsible for the following:

     1.   Making  their  respective  contributions  to the  Company  pursuant to
          Article 6.3;

     2. To use their best efforts and in good faith: (i) to ensure the economic viability and profitability of the Company; (ii) to maximize revenue of the Company by increasing the number of subscribers; and
          (iii) protect the goodwill, the trademarks and patented and non-patented technology of the Company from infringement;

     3. To ensure that two (2) sets of books and records are kept in accordance with the applicable accounting regulations of the People's Republic of China. One set is in the Chinese language and another is in the English language. Parallel Accounting Method shall be applied for each set of books and records in RMB and US Dollars. All vouchers are to be kept with the Chinese books;

     4. No party shall mortgage, pledge or permit any liens on any property of the Company without prior approval of the Parties and the written approval of the Board of Directors;

     5. Parties shall cooperate to each other, execute all Company documents and take all necessary actions to achieve the objectives and goals of the Company set forth in this Contract.

     6. No party shall borrow from or lend money to or provide guarantee in the name of the Company or establish any subsidiary of the Company without prior approval of the Parties and the written approval of the Board of Directors.

                                    CHAPTER 8
                                    EQUIPMENT


Article 8.1          Purchase of Equipment

All equipment for the Company can be purchased either in domestic or international market. If the Company needs to purchase from international market, the Board of Directors of the Company shall make a decision to purchase the equipment. The Company shall submit the equipment purchased from the international market for inspection by the commodity inspection authority pursuant to the "Law of the People's Republic of China on the Inspection of Import and Export Commodities."

                                    CHAPTER 9
                               INCOME DISTRIBUTION

Article 9.1          Income Distribution

After the Company pays all taxes, fees and statutory duties as required by applicable laws and regulations of the People's Republic of China, and allocates the public reserve funds and public welfare funds and other relevant funds as required by the "Company Law of the People's Republic of China "and other regulations, the net income derived by the Company from providing Internet technology services as contemplated hereunder shall be distributed as follows:

                                          Party A          Party B
          Phase I  (2001*-2005):            20%                        80%
          Phase II (2006-2010):             40%                        60%
          Phase III (2011-2015):            50%                        50%
          Phase III (2016-2020):            60%                        40%

*Or the Effective Date which ever occurs earlier.

                                   CHAPTER 10
                               BOARD OF DIRECTORS


Article 10.1         Establishment of Board of Directors
The Board of Directors is the highest authority of the Company. The Board of Directors of the Company shall come into existence on the Effective Date.

The Board of Directors shall have all the powers under the law to make decisions concerning the business, management and other impotent matters of the Company.

The Board of Directors shall be consisted of seven (7) Directors. Three (3) Directors of the Board shall be appointed by Party A and four (4) Directors of the Board shall be appointed by Party B. The Chairman of the Board of Directors shall be designated by Party A and the Vice Chairman of the Board of Directors shall be designated by Party B. The term of office of the Chairman, Vice Chairman and Director of the Board is three (3) years. The term of office may be renewed if the Director is continuously appointed by their respective Parties. The distribution of Directors shall be as follows:

                                          Party A          Party B
          Phase I (2001*-2005):             3                4
          Phase II (2006-2010):             3                4
          Phase III (2011-2015):            4                3
          Phase III (2016-2020):            4                3

*Or the Effective Date which ever occurs earlier.

The powers, procedures, requirements and other matters relating to the Board of Directors are set out in the Articles of Incorporation. If there is a conflict, the Articles of Incorporation shall prevail.

Article 10.2         Board of Directors and the Chairman
The Chairman of the Board of Directors is the legal representative of the Company. The Chairman of the Board exercises powers authorized by the Articles of Association, or to act as expressly authorized in writing by the Board of Directors, or to sign the document that has legal power binding upon the Company.

Article 10.3         Meeting of the Board of Directors and its Quorum
The Board of Directors shall convene at least two meetings every year. At any meeting, a quorum shall consist of at least four (4) Directors, of which not less than one (1) Director is appointed by Party A and one (1) Director is appointed by Party B, attending in person, by proxy or by telephone. A meeting shall be called by the Chairman, or, if the Chairman is unable to call the meeting, the Chairman shall delegate the Vice Chairman or another Director to call and preside over the meeting.

The Chairman of the Board must call a meeting upon the request of any two Directors. Board of Directors meeting shall be called upon fourteen (14) days written notice (or upon a shorter notice if all Directors unanimously agree in writing from time to time) to all Directors. The Board meeting can be held at any jurisdiction approved by two thirds (2/3) majority of the Board of Directors, provided that adequate facilities are available for electronic participation.

Directors may be present and vote in person, by proxy or by telephone. The Chairman and the Vice Chairman shall each have one vote. For matters which would otherwise need to be approved at a meeting of the Board of Directors, in lieu of a meeting of the Board of Directors, a written resolution may be adopted by the Board of Directors if such resolution is sent to all members of the Board of Directors signed and adopted by the number of Directors necessary to make such decision as stipulated in this Contract and the Articles of Incorporation. Notice of a Board meeting may be waived in writing at any time before or after the meeting. A notice shall be deemed to be waived by attending the Board meeting in person, by proxy or participating by telephone or video conference.

Article 10.4         Powers of the Board of Directors
The Board of Directors may exercise all of the powers belonging to the Company. Except specifically stipulated in the Contract hereof. All actions taken by the Board of Directors shall require approval by simple majority of the Directors at the meeting at which a quorum is present. However, the following matters require approval of two thirds (2/3) majority of the Board of Directors:

     1. Annual and any interim production and operating plans, the annual and any interim operating budget, including anticipated operating costs and expenses, and annual and any interim financial statements of the Company and any significant change to the aforementioned.

     2. Significant changes to the business scope or business plan of the Company as stipulated in Articles 5.2 and 5.3 hereof;

     3. Determining the salary and benefits for the General Manager, the Deputy General Manager and the other Senior Officers of the Company and any changes thereto;

     4. The appointment and removal of the General Manager, Deputy General Manager, and other Senior Officers of the Company;

     5. Determining the scale of wages, benefits and allowances of the employees of the Company and changes thereto;

     6.   The approval and amendment of the following:

          (i) Any overdraw which is not included in the annual budget, single contract which is equivalent to US$100,000 (one hundred thousand US Dollars), any commitment or expenditure, or any other contract, commitment or expenditure, which is not included in an annual budget and by itself, or together with other contracts, commitments or expenditure exceeds US$100,000 (one hundred thousand US Dollars);

          (ii) Any expenditure, contract or commitment approved in the annual budget which exceeds the amount provided for in the budget by 10% or any contract, commitment or expenditure approved in the annual budget which exceeds an amount equivalent to US$300,000 (three hundred thousand US Dollars)or any higher dollar amounts and any higher percentage as the Board of Directors determines;

          (iii)Any borrowing by the Company which would result in total debt of the Company exceeds an amount equivalent to US$300,000 (three hundred thousand US Dollars);or

          (iv) The disposition, mortgage or transfer of fixed assets owned by the Company with a value in excess an amount equivalent to US$150,000 (one hundred and fifty thousand US Dollars).

     7.   The   commencement  or  settlement  of   arbitration,   litigation  or
          conciliation with any third party; and

     8. The appointment of a team of liquidation and its members to conduct the liquidation of the Company in accordance with Chapter 16 of this Contract.

Article 10.5         Matters Requiring Unanimous Approval of All Directors
The following matters shall require the unanimous approval of all Directors of the Board:

     1.   Any modification of the Contract and the Articles of Incorporation;

     2.   Discontinuation or dissolution of the Company;

     3. Increase, decrease or assignment of the registered capital of the Company;

     4.   Pledge of assets of the Company;

     5. Amalgamation with other economic organizations, splitting the Company, or changing the organization of the Company.

Article 10.6         Minutes of the Board Meeting
The minutes of the Board meeting shall be confirmed and signed by the Directors attending the meeting and shall be filed with the Company.

                                   CHAPTER 11
                          BUSINESS AND LABOR MANAGEMENT

Article 11.1         Management Office
The Company shall establish a management office, which shall be responsible for its day-to-day operation and management. The management office shall have a General Manager and a Deputy General Manager. The General Manager and Deputy General Manager shall be appointed by the Board of Directors. The term of office for the General Manager and Deputy General Manager is three (3) years. In Phase I (2001*-2005), the General Manager shall be nominated by Party B and the Deputy General Manager shall be nominated by Party A. A Director of the Board may be appointed as the General Manager or the Deputy General Manager. In Phase II (2006-2010), Phase III (2011-2015) and Phase IV, the General Manager and the Deputy General Manager shall be appointed by public recruitment.

*Or the Effective Date which ever occurs earlier.

Article 11.2         General Manager and Deputy General Manager
The responsibility of the General Manager is to carry out the decisions of the Board of Directors, and conduct the day-to-day management of the Company. The Deputy General Manager shall assist the General Manager to conduct daily operation of the Company.

Article 11.3         Powers of Board to Dismiss Corporate Officers
In case of graft or serious dereliction of duty on the part of the General Manager or the Deputy General Manager, the Board of Directors shall have the power to dismiss them at any time.

Article 11.4         Labor Management
Labor contract covering employment, dismissal, resignation, wages, welfare, insurance, protection, discipline, rewards, penalty, and other matters concerning the employees of the Company shall be drawn up between the Company and the Trade Union of the Company as a whole or individual employee in accordance with the laws and regulations of the People's Republic of China and the City of Deyang on labor management. The labor contracts, after being signed, shall be filed with the Deyang Labor Bureau for record.

Article 11.5         Senior Officers
The appointment of senior Officers who are recommended by the Parties, their salaries, social insurance, welfare and their standard of traveling expenses etc. shall be decided by the Board of Directors with reference to the trade standard in Deyang.

                                   CHAPTER 12
                                 CONFIDENTIALITY


Article 12.1         Confidentiality
No Party to this Contract shall, nor shall it permit any of its employees or the employees of the Company to, divulge to any person any technical or commercial secrets concerning execution of the business of the Company during the term of the cooperation. The confidentiality shall remain for a period of twenty (20) years from signing of this Contract.

                                   CHAPTER 13
         TAXES, FINANCE, AUDIT, STATISTICS AND ENVIRORNMENTAL PROTECTION


Article 13.1         Taxation
The Company shall pay taxes in accordance with the laws and regulations of the People's Republic of China.

Article 13.2         Income Tax
All employees of the Company shall pay individual income tax in accordance with the "Law of the People's Republic of China on Individual Income Tax."

Article 13.3         Funds
Allocations for public reserve funds, Company expansion funds, public welfare funds and bonus for employees shall be set aside in accordance with the "Company Law of the People's Republic of China "and other relevant laws and regulations of the People's Republic of China and the City of Deyang. The annual proportions of allocation shall be determined by the Board of Directors pursuant to the legal requirements and the business situation of the Company.

Article 13.4         Accounting
The financial affairs and accounting of the Company shall be carried out in accordance with the applicable accounting principle and financial management rules of the Ministry of Finance of the People's Republic of China and the City of Deyang. The accounting system of the Company shall be filed for record at the Bureau of Finance and Taxation in the City of Deyang and be supervised by the relevant authorities of the City.

Article 13.5         Auditing
Financial auditing and examination of the Company shall be conducted by an accounting firm registered in China and the auditor's report shall be submitted to the Board of Directors and the General Manager. The Parties to the Contract have the right to engage, on their own, an registered auditor in China to audit the Company's books.

Article 13.6         Reports
The monthly reports, quarterly reports and annual reports including Balance Sheet, Profit and Loss Statement and Cash Flow Statement shall be submitted to the relevant authorities in accordance with the regulations of the People's Republic of China.

Article 13.7         Environment
The  Company  shall  commit  to  bear  the   responsibility  of  protecting  the
environment in accordance with the "Law of the People's Republic of China on Environment Protection".

                                   CHAPTER 14
                          MAMAGMENT OF FOREIGN CURRENCY


Article 14.1         Foreign Currency
All matters concerning foreign currency and foreign exchange shall be managed in accordance with the "Regulations of the People's Republic of China on Foreign Exchange Control."

Article 14.2         Balance of Foreign Currency Reserve
The Company shall maintain a balance of foreign currency reserve. Any debt incurred or guarantee made as the terms and conditions of this cooperation by either Party shall be settled by the respective Party, not by the Company.

Article 14.3         Remittance Foreign Currency
All profits, income and funds after liquidation of Party B shall be entitled to be remitted to outside China in accordance with relevant regulations on foreign exchange control of China.

Article 14.4 Remittance of Employment Income of Foreign Personnel and Expatriates The employment income and other legitimate income of foreign and expatriate personnel in the Company shall be entitled to remit their employment income and other legitimate income to outside China after paying relevant tax and deducting expenses incurred in China.

                                   CHAPTER 15
                            DURATION OF THE CONTRACT

Article 15.1         Duration
The duration of the Contract is twenty (20) years. The establishment of the Company shall start from the date on which the relevant approvals are obtained. An application for the extension of the Contract, proposed by one Party and unanimously agreed by the Parties , shall be submitted to the approval authorities one hundred and eighty (180) days prior to the expiry date of the Contract.

                                   CHAPTER 16
                          THE DISPOSAL OF ASSETS AFTER
             EXPIRATION OF THE CONTRACT OR DISOLUTION OF THE COMPANY


Article 16.1         Committee of Liquidation
Upon expiration of this Contract, the Company shall liquidate the assets, credit and debt. The liquidation shall be carried out by a Committee of Liquidation in accordance with the terms of the Contract and the relevant laws and legal procedures. A Committee of Liquidation shall be consisted of representatives appointed by the Parties

Article 16.2         Assets Distribution
Upon early termination or expiration of this Contract, the Company's assets after the liquidation shall be settled in accordance with the Law of the People's Republic of China on Chinese and Foreign Contractual Joint Ventures:

     (1) All Company's fixed assets and capital shall be turned to Party A upon the expiration of the Contract;

     (2) Upon early termination of the Contract, after paying in full of the debts of the Company, the Liquidation Committee shall distribute the remaining assets ( except the ownership and the right of use of the Network) in accordance with the profit distribution ratios stipulated in Article 9.1 hereto as of the liquidation date. After the liquidation, Part A has the pre-emptive right to purchase the remaining equipment.

                                   CHAPTER 17
                                    INSURANCE


Article 17.1         Insurance
The Company shall purchase insurance policies from an underwriter of the People's Republic of China. The type, value and duration of the policies shall be determined by the Board of Directors in accordance with the regulations of the People's Republic of China.

                                   CHAPTER 18
                                MODIFICATION AND
                           TERMINATION OF THE CONTRACT


Article 18.1         Modification
The modification of the Contract and the Articles of Incorporation, any increase or decrease of the registered capital, pledge of the corporate assets, merge or split of the Company, discontinuation or dissolution of the Company, amalgamation with other economic organization or any other important matters shall be unanimously agreed by all Directors present at the Board meeting. The agreement signed by both Parties can be effective only after it is approved by the original examination and approval authority.

Article 18.2         Early Termination
If the Company is unable to fulfill the Contract or to continue the operation due to heavy loss in successive years, or as a result of Force Majeure, Chinese law and policy change, the change of governmental administrative activities, the Contract can be terminated before the expiration of the Contract only after consultation between the Parties and obtaining approvals from the original examination and approval authorities. If the Board of Directors can not reach an agreement on this matter, the Parties shall have the right to refer the dispute to Arbitration.

Article 18.3         Termination
If the Company is unable to continue its operations or achieve the objectives stipulated in this Contract due to that one of the contracting Parties fails to perform the obligations under the Contract and the Articles of Incorporation, or breaches the Contract and the Articles of Incorporation (particularly the provisions of Chapter 3 of this Contract), that Party shall be deemed as having unilaterally terminated the Contract. The other Party shall have the right to terminate the Contract in accordance with the provisions of the Contract after approved by the original approval authority as well as to claim damages. If the Parties agree to continue to operate the Company, the Party that failed to perform the obligations under the Contract shall be liable for the losses thus caused to the Company.

                                   CHAPTER 19
                      LIABILITIES FOR BREACHING OF CONTRACT


Article 19.1 Failure to Contribute Capital or to provide Terms and Conditions of the Cooperation
If a Party fails to contribute on schedule the capital contributions or to provide the cooperative conditions it is required to provide under Article 6.3 of this Contract, the Party shall be liable for breaching the Contract and pay the other Party in cash in an amount equal to 0.04% per day of the value of the registered capital, for each day following the date when such cooperative condition should have been, but was not provided. If the breaching Party fails to remedy such material breach within ninety (90) days after receiving a written notice of breach from the other Party, the breaching Party shall pay a penalty to the other Party in an amount equal to 4.5% of the value of the registered capital. In addition to the penalty, the other Party shall have the right demanding to terminate the Contract and claim the total damage caused by the breaching Party.

Article 19.2         Breaching of Contract by Fault
If a Party is in fault and fails to perform the obligations of the Contract and its appendices, the Party in fault shall bear the responsibilities thus caused. The breaching Party shall take action to remedy such material breach within thirty (30) days after notice in writing from the other Party. Should it be the fault of both Parties, each of the Parties shall bear their respective responsibilities and losses, based on their specific circumstances.

                                   CHAPTER 20
                                  FORCE MAJEURE


Article 20.1         Force Majeure
Should either of the Parties to the Contract be prevented from performing the Contract by Force Majeure, such as earthquake, typhoon, flood, fire and war and other unforeseen events, and their happening and consequences are unpreventable and unavoidable, the prevented Party shall notify the other Party by cable without any delay, and within fifteen (15) days thereafter provide the detailed information of the events and a valid document for evidence issued by the relevant public notary organization at where the Force Majure happens for explaining the reason of its inability to perform or delay the performance of all or part of the Contract. Both Parties shall, through consultations, decide whether to terminate the Contract, or to execute the part of obligations for implementation of the Contract ,or whether to delay the performance of the Contract or to release from the obligations of the Contract or to release from part of the obligations of the Contract according to the effects of the events on the performance of the Contract.

                                   CHAPTER 21
                                 APPLICABLE LAW

Article 21.1         Applicable Law
The formation of this Contract, its validity, interpretation, execution and settlement of the disputes shall be governed by the relevant laws of the People's Republic of China.

Article 21.2
If changes are made to the current laws, regulations or policies of the People's Republic of China applicable to this Contract to provide more favourable conditions for the achievement of the objectives of the Parties as set out in
Article 5.1, 5.2 and 5.3 of this Contract, the Parties shall negotiate in good faith to amend this Contract so that the Parties can benefit from the favourable conditions to the greatest extent possible.

Article 21.3
If changes are made to the laws, regulations or policies of the People's Republic of China at any time that cause the economic interests of any Party to suffer a material adverse effect, the Parties shall negotiate in good faith to amend this Contract and/or the operations of the Company to remove or mitigate such material adverse effect as soon as possible and to the greatest extent possible.

                                   CHAPTER 22
                             SETTLEMENT OF DISPUTES


Article 22.1         Consultation
Any disputes or differences between the Parties arising out of or in connection with this Contract or as to rights or obligations hereunder shall initially be referred to the legal representatives of Party A and Party B for resolution to the satisfaction of the Parties, if possible. The legal representative of the Parties may, if they so desire, consult outside experts for assistance in arriving at a resolution. Such persons shall make a bona fide attempt, through friendly negotiation, to settle amicably any such dispute or difference within 30 days after its submission and, if unable to do so, the dispute or difference may be referred by any of them to Arbitration.

Article 22.2         Arbitration

     1. Any dispute arising out of or in connection with this Contract, including any question regarding its existence, validity or termination or as to rights or obligations of the Parties hereunder which is not settled by friendly consultation pursuant to Article 24.1 shall be referred to and finally resolved by arbitration in Stockholm in accordance with the Arbitration Rules of the Stockholm International Arbitration Centre (the " SIAC Rules") for the time being in force which rules are deemed to be incorporated by reference into this Article.

     2. The tribunal shall consist of one arbitrator to be jointly appointed by the Parties. If the Parties are unable to agree upon the appointment of the arbitrator within 30 days, then the arbitrator shall be appointed in accordance with the SIAC Rules.

     3. The Chinese and English languages shall both be used in the arbitral proceedings. Unless otherwise agreed by the Parties, all hearing materials, statements of claim or defense, award and the reasons supporting it shall be written in both Chinese and English languages.

     4. To the extent this Article is deemed to be a separate agreement independent from this Contract, Article 24.4 concerning notices are incorporated herein by reference.

Article 22.3         Operation of the Company
Pending for the resolution of any dispute or difference submitted to the legal representatives of the Parties pursuant to Article 22.1 or to arbitration pursuant to Article 22.2, the Company shall continue to conduct its business activities in accordance with the business plans of the Company then in effect.

                                   CHAPTER 23
                                    LANGUAGE

Article 23.1         Language
The Contract shall be written in Chinese and English languages. Both languages have equal legal authority and effect. Should there be a conflict between the two versions, the spirit and the objectives of the Contract shall be the guiding principle to interpret the Contract.

                                   CHAPTER 24
                          EFFECTIVENESS OF THE CONTRACT
                                AND MISCELLANEOUS


Article 24.1         Appendices
The appendices (including the Articles of Incorporation)drawn up in accordance with the principles of this Contract are an integral part of this Contract.

Article 24.2         Headings
The headings of the Articles of this Contract are for convenience of reference only and shall not be deemed or construed as in any way limiting or extending the language of the provisions to which such headings may refer.

Article 24.3         Effective Date
This Contract and its appendices shall come into force on the date of approval by the relevant approval authorities of the Government. This approval date shall be the Effective Date.

Article 24.4         Notice
Should notices in connection with any Party's rights and obligations be sent by either Party A or Party B by telegram, telex, email or fax, etc., the written notices shall be also required afterwards. Such written notices shall be delivered by postal services, and be considered to be received by the Party in ten (10) business days from the date of postmark. The legal address of Party A and Party B listed in this Contract (or such other address as either Party may notify the other Party in writing) shall be the postal addresses.

Article 24.5         Severability
If any provision of this Contract becomes fully or partly invalid, illegal or unenforceable in any respect for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Contract shall not in any way be affected or impaired thereby.

Article 24.6         Original Copies
This Contract is executed in Chinese and English versions and in six (6) original counterparts each of which shall have equal effect in law. Each Party shall keep one (1) copy of the original Contract.

IN WITNESS WHEREOF, the Parties hereto have signed this Contract as of November 25, 2000.


Party A:                                       Party B:
Deyang Guangshi Network              Big Sky Network Canada
Ltd.
Development Ltd.                     [Chinese Characters Appear Here]
[Chinese Characters Appear Here]
[Chinese Characters Appear Here]

Legal Representative                            Authorized Representative



------------------------                        ------------------------
Jinan Zhou [Chinese Characters Appear Here]     Daming Yang
Chairman                                        President



[Seal]                                                   [Seal]


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